                                                                    Exhibit 10.4
                                                                  Execution Copy

                                WARRANT AGREEMENT


                                     between

                               AMN HOLDINGS, INC.,
                                   as Issuer,


                                       and

                           THE VARIOUS WARRANTHOLDERS
                       WHO ARE OR MAY BECOME PARTY HERETO




                          Dated as of November 19, 1999

                                TABLE OF CONTENTS

                                                                        Page

SECTION 1.  Definitions...................................................1

SECTION 2.  The Warrants; Aggregate Number................................7

SECTION 3.  Exercise. ....................................................7

SECTION 4.  Payment of Taxes.  ...........................................9

SECTION 6.  Reservation of Common Stock and Other Covenants...............9

SECTION 7.  Adjustments to Exercise Price and Aggregate Number...........10

SECTION 8.  No Dilution or Impairment....................................20

SECTION 9.  Transfers of the Warrant.....................................20

SECTION 10.  Option to Put...............................................21

SECTION 11.  Manner of Redemption........................................22

SECTION 12.  Call Option.................................................25

SECTION 13.  Limit on Grant of Other Put or Redemption Rights............26

SECTION 14.  Survival of Provisions......................................26

SECTION 15.  Delays, Omissions and Indulgences...........................27

SECTION 16.  Rights of Transferees.......................................27

SECTION 17.  Captions.  .................................................27

SECTION 18.  Notices.....................................................27

SECTION 19.  Successors and Assigns......................................28

SECTION 20.  Severability................................................28

SECTION 21.  Governing Law...............................................28

SECTION 22.  Entire Agreement; Amendment.................................28

SECTION 23.  Rules of Construction.......................................29

                                WARRANT AGREEMENT

         THIS WARRANT AGREEMENT (the "Agreement") is dated as of November 19, 1999, among AMN HOLDINGS, INC., a Delaware corporation (the "Company"), BANCAMERICA CAPITAL INVESTORS SBIC I, L.P., a Delaware limited partnership ("BACI") and each of the other warrantholders who are or may become party hereto (collectively, the "Warrantholders").

                              Statement of Purpose

         Pursuant to a Note and Warrant Purchase Agreement (the "Purchase Agreement"), dated the date hereof, between the Company and BACI, the Company issued to BACI certain subordinated notes and agreed to issue Common Stock Purchase Warrants (the "Warrants") to purchase certain shares of the Common Stock (as hereinafter defined) of the Company. The parties hereto desire to set forth certain terms and conditions applicable to the Warrants and certain rights and obligations among the Company and the Warrantholders, as more fully described herein.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         SECTION 1. Definitions. As used herein, the following terms shall have the following meanings. Capitalized terms not appearing below and not otherwise defined herein shall have the meaning ascribed to them in the Purchase Agreement.

         "Affiliate" means, with respect to any Person, any other Person (a) directly or indirectly controlling or controlled by or under direct or indirect common control with such Person or (b) directly or indirectly owning or holding ten percent (10%) or more of the Capital Stock in such Person; provided, that, in no event shall BACI (or any Affiliate of BACI) be deemed to be an Affiliate of (a) the Company or (b) any Affiliate of the Company. For purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Aggregate Exercise Price" has the meaning assigned thereto in Section 3(b).

         "Aggregate Number" has the meaning assigned thereto in Section 2.

         "BACI" has the meaning assigned thereto in the Preamble.

         "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in Charlotte, North Carolina, San Diego, California and New York, New York are authorized or required by law or executive order to close.

         "Capital Stock" means (a) in the case of a corporation, capital stock,
(b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (c) in the case of a partnership, partnership interests (whether general or limited), (d) in the case of a limited liability company, membership interests and (e) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

         "Cashless Exercise" has the meaning assigned thereto in Section 3(c).

         "Change of Control" means any of the following events: (a) the sale, lease, transfer or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of Healthcare and its Subsidiaries taken as a whole to any "person" or "group"(within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) other than any Sponsor Entity, (b) the Company shall fail to own directly 100% of the outstanding Capital Stock of Healthcare,
(c) prior to a Qualified Public Offering, the Sponsor Entities shall fail to own beneficially, directly or indirectly, at least 51% of the outstanding Voting Stock of the Company, (d) after a Qualified Public Offering, the Sponsor Entities shall fail to own beneficially, directly or indirectly, (i) at least 30% of the outstanding Voting Stock of the Company and (ii) a greater percentage of the outstanding Voting Stock of the Company than the percentage of such outstanding Voting Stock which any other "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) other than the Sponsor Entities (A) shall have acquired beneficial ownership, directly or indirectly or indirectly, of, or (B) shall have acquired by contract or otherwise (or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of) control over, and (e) during any period of up to twenty-four (24) consecutive months commencing after a Qualified Public Offering, individuals who at the beginning of such twenty-four (24) month period were directors of the Company (together with any new director whose election by the board of directors of the Company or whose nomination for election by the Company's shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors of the Company then in office.

         "Charter Documents" means the Certificate of Incorporation and the Bylaws of the Company, as amended or supplemented from time to time.

         "Commission" means the Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act or the Exchange Act.

         "Common Stock" means (a) the common stock of the Company, par value $0.01 per share, as described in the Charter Documents, and (b) any other Capital Stock into which such Common Stock is reclassified or reconstituted.

         "Convertible Securities" means evidences of indebtedness, shares of stock or other securities which are directly or indirectly convertible or exchangeable, with or without payment of additional consideration in cash or property, for shares of Common Stock, either immediately or upon the onset of a specified date or the happening of a specified event.

         "Distribution" has the meaning assigned thereto in Section 7(a)(ii).

         "Election to Purchase" has the meaning assigned thereto in Section
3(a).

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

         "Exercise Amount" has the meaning assigned thereto in Section 3(a).

         "Exercise Price" has the meaning assigned thereto in Section 2.

         "Expiration Date" means the earlier of (a) tenth (10th) anniversary of the date hereof or (b) the closing of a Qualified Public Offering in which the issue price of Common Stock is at least 120% of the Exercise Price.

         "Fair Market Value Per Share" means as of a particular date (a) the fair market value of the Fully Diluted Common Stock based upon an arm's length sale of the Company on such date (including its ownership interest in all Persons) as an entirety, such sale being between a willing buyer and a willing seller and determined without reference to any discount for minority interest, restrictions on transfer, disparate voting rights among classes of Capital Stock or lack of marketability with respect to capital stock divided by (b) the aggregate number of shares of Fully Diluted Common Stock. The Fair Market Value Per Share shall be determined initially by the Company within ten (10) days of any event for which such determination is required and such determination (including the basis therefor) shall be promptly provided to each Warrantholder. Such determination shall be binding on each Warrantholder unless the Required Warrantholders object thereto in writing within ten (10) days of receipt. In the event the Company and the Required Warrantholders cannot agree on the Fair Market Value Per Share within ten (10) Business Days of receipt by the Company of the Required Warrantholders' objection, the Fair Market Value Per Share shall be determined by an appraiser that is not an Affiliate of any interested party (which may be a national or regional investment bank or national accounting firm) mutually selected by the Company and the Required Warrantholders; provided, that if the Company and the Required Warrantholders shall fail to agree to such an appraiser, the Fair Market Value Per Share shall be determined by a panel of three such appraisers. Within five (5) days after the date the Company and the Required Warrantholders determine that they cannot agree as to an appraiser, the Company on the one hand and the Required Warrantholders on the other hand shall each designate one such appraiser that is willing and able to conduct such determination. If either fails to make such determination within such time period, then the other party that has made the designation shall have the right to make the designation on such failing party's behalf. The two appraisers so designated shall, within a period of five (5) days after the designation of the second appraiser, designate a mutually acceptable third appraiser. The Fair Market Value Per Share shall be the average of the determination of the two appraisers that are closer to each other than to the determination of the third appraiser, which third determination shall be discarded; provided, however, that if the determination of two appraisers are equally close to the determination of the third appraiser, then the Fair Market Value Per Share shall be the average of the determination of all three appraisers. The fees and expenses of the appraisers shall be paid fifty percent (50%) by the Company and fifty percent (50%) by the Warrantholders unless such determination results in a Fair Market Value Per Share (a) more than one hundred ten percent (110%) of the Fair Market Value Per Share initially determined by the Company in which case such fees and expenses shall be borne by the Company or (b) less than ninety percent (90%) of the Fair Market Value Per Share initially determined by the Company in which case such fees and expenses shall be borne by the Warrantholders. Any determination of Fair Market Value Per Share by the appraiser or appraisers shall be made within thirty (30) days of the date of selection of the last appraiser (if there shall be more than one).

         "Fully Diluted" means, with respect to the Common Stock, as of any date, the number of shares of Common Stock that would be outstanding assuming all securities of the Company convertible into or exchangeable for Common Stock were converted into Shares of Common Stock pursuant to their respective terms and all options, warrants or other rights to acquire Common Stock were exercised.

         "Healthcare" means AMN Healthcare, Inc., a Nevada corporation and as of the date hereof a wholly-owned Subsidiary of the Company.

         "Legally Available Funds" means, with respect to any redemption of the Warrant Securities pursuant to Section 11 hereof, the amount of funds of the Company available for such redemption (a) as required under Sections 151 and 160 of the General Corporation Law of the State of Delaware, as amended, or any comparable provision of any succeeding law, (b) until such time as all Senior Indebtedness then due and payable shall have been paid in full and all letters of credit and commitments arising under the Senior Loan Agreement have expired or terminated, as permitted by the terms, conditions or provisions of the Senior Loan Agreement and (c) as permitted by the Purchase Agreement.

         "Majority Exercising Warrantholders" has the meaning assigned thereto in Section 11(d).

         "Notes" means the Senior Subordinated Promissory Notes, in the aggregate principal amount of $20,000,000 issued pursuant to the Purchase Agreement.

         "Partially Available Funds" has the meaning assigned thereto in Section 11(e)(iii).

         "Percentage Interest" means, with respect to any Warrantholder, the quotient, expressed as a percentage, equal to (a) the number of Warrant Shares for which such Warrantholder's Warrant may be exercised divided by (b) the Aggregate Number.

         "Per Share Proceeds" has the meaning assigned thereto in Section 12(b).

         "Person" means any individual, firm, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof, or other entity of any kind and includes any successor (by merger or otherwise) of such entity.

         "Principal Office" means the Company's principal office as set forth in
Section 18 hereof or such other principal office of the Company in the United States of America the address of which first shall have been set forth in a notice to the Warrantholders.

         "Public Offering" means any underwritten primary public offering of securities of the Company pursuant to a registration statement declared effective under the Securities Act (other than a public offering pursuant to a registration statement on Form S-8).

         "Purchase Agreement" has the meaning assigned thereto in the Statement of Purpose.

         "Put Notice" has the meaning assigned thereto in Section 11(a).

         "Qualified Public Offering" means a Public Offering underwritten on a firm commitment basis by an investment bank of national standing and resulting in not less than $30,000,000 in net cash proceeds to the Company.

         "Redemption Date" has the meaning assigned thereto in Section 11(a).

         "Redemption Price" has the meaning assigned thereto in Section 11(b).

         "Regulatory Requirement" has the meaning assigned thereto in Section 6(c).

         "Related Parties" means, with respect to a Sponsor, a collective reference to (a) each Person which is a controlling stockholder or partner of such Sponsor, (b) each Person at least 80% of whose Voting Stock is owned by such Sponsor, directly or indirectly, (c) each trust, corporation, partnership or other entity, the controlling beneficiaries, stockholders, partners or owners of which, directly or indirectly, consist of such Sponsor and/or such other Persons referred to in the preceding clauses (a) or (b) and/or in the succeeding clause (e), (d) each partner or stockholder of such Sponsor as of the date hereof who acquires any assets or Voting Stock of the Company pursuant to a general distribution by such Sponsor to each of its partners or stockholders and
(e) each officer or director of such Sponsor.

         "Required Warrantholders" means the holders of at least fifty-one percent (51%) of the Warrant Securities then outstanding determined on a Fully Diluted basis.

         "Rights Agreement" means the Rights Agreement dated as of the date hereof among the Company, AMN Acquisition Corp., HWH Capital Partners, L.P., HWH Nightingale Partners, L.P. and BACI, as amended, restated, supplemented or otherwise modified from time to time.

         "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

         "Senior Indebtedness" means all obligations of Healthcare, as borrower, and the Company, as guarantor, whether now or hereafter incurred pursuant to and in accordance with the Senior Loan Documents and any promissory notes evidencing such obligations (including without limitation principal, interest, fees, costs, expenses, and other amounts).

         "Senior Loan Agreement" means the Credit Agreement dated as of the date hereof among Healthcare, as borrower, Holdings and certain subsidiaries of Healthcare from time to time party thereto, as guarantors, Bank of America, N.A., as agent, and the lenders from time to time party thereto, as amended, restated, supplemented or otherwise modified from time to time, including any refinancing thereof.

         "Senior Loan Documents" means the Senior Loan Agreement and all other collateral agreements executed in connection with the Senior Loan Agreement, in each case as amended, restated, supplemented or otherwise modified from time to time.

         "Stockholders Agreement" means the Stockholders Agreement dated as of the date hereof among the Company, AMN Acquisition Corp. and BACI, as amended, restated, supplemented or otherwise modified from time to time.

         "Sponsors" means a collective reference to HWH Capital Partners, L.P., HWH Nightingale Partners, L.P. and Haas Wheat & Partners, L.P., together with their successors and permitted assigns, and "Sponsor" means any of them.

         "Sponsor Entity" means any Person that is (a) a Sponsor or (b) a Related Party of a Sponsor, and "Sponsor Entities" means a collective reference to each Sponsor Entity.

         "Stock Combination" has the meaning assigned thereto in Section
7(a)(i).

         "Stock Dividend" has the meaning assigned thereto in Section 7(a)(i).

         "Stock Subdivision" has the meaning assigned thereto in Section
7(a)(i).

         "Subsidiary" means, with respect to any Person, any entity of which more than fifty percent (50%) of the outstanding capital stock or other ownership interests having ordinary voting power to elect the board of directors or other managers of such entity is at the time, directly or indirectly, owned by or the management is otherwise controlled by such Person. Unless otherwise qualified, references to "Subsidiary" or "Subsidiaries" herein shall refer to those of the Company.

         "Transaction" has the meaning assigned thereto in Section 7(b).

         "Voting Stock" means, with respect to any Person, Capital Stock issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency.

         "Warrant" has the meaning assigned thereto in the Statement of Purpose.

         "Warrant Securities" is defined in Section 10(a).

         "Warrant Shares" means (a) the shares of Common Stock issued or issuable upon exercise of any Warrant in accordance with its terms and (b) all other shares of the Company's capital stock issued with respect to such shares by way of stock dividend, stock split or other reclassification or in connection with any merger, consolidation, recapitalization or other reorganization affecting the Company's Capital Stock.

         SECTION 2.  The Warrants; Aggregate Number.

                  Pursuant to the Purchase Agreement and subject to the terms and conditions of this Agreement, the Company hereby issues and delivers to the Warrantholders Warrants (each in the form of Exhibit A hereto) to purchase, at a price per share equal to $32,794.8673 (the "Exercise Price"), 292.07729 shares of fully paid and nonassessable Common Stock. The 292.07729 shares of Common Stock subject to the Warrants are referred to herein as the "Aggregate Number," which represents the number of shares that as of the date hereof would constitute eleven percent (11.0%) of all issued and outstanding shares of Common Stock of the Company on a Fully Diluted basis, and is subject to adjustment as set forth herein.

         SECTION 3.  Exercise.

         (a) Method of Exercise. On or before the Expiration Date, each Warrantholder, in accordance with the terms hereof, may exercise its Warrant in whole or in part with respect to its Percentage Interest in the Aggregate Number. Each Warrantholder shall effect such exercise by delivering such Warrant to the Company during normal business hours on any Business Day at the Company's Principal Office, together with the Election to Purchase, in the form attached hereto as Exhibit B (the "Election to Purchase"), duly executed, and payment of the Exercise Price per share for the number of shares to be purchased (the "Exercise Amount"), as specified in the Election to Purchase. If the Expiration Date is not a Business Day, then such Warrant may be exercised on the next succeeding Business Day.

         (b) Payment of Aggregate Exercise Price. Payment of the Aggregate Exercise Price shall be made to the Company in cash or other immediately available funds or as provided in Section 3(c), or a combination thereof. In the case of payment of all or a portion of the Aggregate Exercise Price pursuant to
Section 3(c), the direction by the exercising Warrantholder to make a Cashless Exercise shall serve as accompanying payment for that portion of the Aggregate Exercise Price. The amount to be paid (the "Aggregate Exercise Price") shall equal the product of (a) the Exercise Amount multiplied by (b) the Exercise Price.

         (c) Cashless Exercise. Each exercising Warrantholder shall have the right to pay all or a portion of the Aggregate Exercise Price by making a cashless exercise pursuant to this Section 3(c) (a "Cashless Exercise"), in which case the portion of the Aggregate Exercise Price to be so paid shall be paid by reducing the number of shares of Common Stock otherwise issuable pursuant to the Election to Purchase by an amount equal to the product of (A)(i) the Exercise Price to be so paid divided by (ii) the Fair Market Value Per Share and (B) the number of shares of Common Stock otherwise issuable pursuant to the Election to Purchase. The number of shares of Common Stock to be issued to the exercising Warrantholder as a result of a Cashless Exercise will therefore be as follows:

    (Fair Market Value Per Share-Exercise Price) x Cashless Exercise Amount*
                           Fair Market Value Per Share

         * The Cashless Exercise Amount in the above formula is that portion of the Exercise Amount (expressed as a number of shares of Common Stock) with respect to which the Exercise Price is being paid by Cashless Exercise pursuant to this
           Section 3(c).

         (d) Issuance of Shares of Common Stock. Upon receipt by the Company of the exercising Warrantholder's Warrant at its Principal Office in proper form for exercise, and accompanied by payment of the Aggregate Exercise Price as aforesaid, the exercising Warrantholder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that certificates representing such shares of Common Stock may not then be actually delivered. Upon such surrender of such Warrant and payment of the Aggregate Exercise Price as aforesaid, the Company shall issue and cause to be delivered with all reasonable dispatch to, or upon the written order of, such Warrantholder (and in such name or names as such Warrantholder may designate) a certificate or certificates for the Exercise Amount, subject to any reduction as provided in Section 3(c) for a Cashless Exercise.

         (e) Fractional Shares. The Company shall not be required to deliver fractions of shares of Common Stock upon exercise of any Warrant. If any fraction of a share of Common Stock would be deliverable upon exercise of a Warrant, the Company may, in lieu of delivering such fraction of a share of Common Stock, make a cash payment to the affected Warrantholder in an amount equal to the same fraction of the Fair Market Value Per Share determined as of the Business Day immediately preceding the date of exercise of such Warrant.

         (f) Partial Exercise. In the event of a partial exercise of any Warrant, the Company shall issue to the affected Warrantholder a Warrant in like form for the unexercised portion thereof.

         SECTION 4.  Payment of Taxes.

         The Company shall pay all stamp taxes attributable to the initial issuance of shares or other securities issuable upon the exercise of each Warrant or issuable pursuant to Section 7 hereof, excluding any tax or taxes which may be payable because of the transfer involved in the issuance or delivery of any certificates for shares or other securities in a name other than that of the exercising Warrantholder in respect of which such shares or securities are issued.

         SECTION 5.  Replacement Warrant.

         If any Warrant is mutilated, lost, stolen or destroyed, the Company shall issue and deliver in exchange and substitution for and upon cancellation of the mutilated Warrant, or in lieu of and in substitution for the Warrant lost, stolen or destroyed, a new Warrant of like tenor and representing an equivalent right or interest, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction of such Warrant and upon receipt of indemnity reasonably satisfactory to the Company; provided, that if the Warrantholder is a financial institution or other institutional investor its own agreement shall be satisfactory.

         SECTION 6.  Reservation of Common Stock and Other Covenants.

         (a) Reservation of Authorized Common Stock. The Company shall at all times reserve and keep available out of the aggregate of its authorized but unissued shares, free of preemptive rights, such number of its duly authorized shares of Common Stock, or other stock or securities deliverable pursuant to
Section 7 hereof, as shall be sufficient to enable the Company at any time to fulfill all of its obligations under this Agreement and the Warrants.

         (b) Affirmative Actions to Permit Exercise and Realization of Benefits. If any shares of Common Stock reserved or to be reserved for the purpose of exercise of the Warrants, or any shares or other securities reserved or to be reserved for the purpose of issuance pursuant to Section 7 hereof, require registration with or approval (other than as a result of a Regulatory Requirement contemplated by Section 6(c)) of any governmental authority under any federal or state law (including but not limited to approvals or expirations of waiting periods required under the Hart-Scott-Rodino Antitrust Improvements Act, but excluding the Securities Act and any state securities or "blue skies"
laws) before such shares or other securities may be validly delivered upon exercise of any Warrant, then each of the Company and the Warrantholders shall cooperate with each other so that each may prepare and file notification and report forms in compliance with such law and shall otherwise fully comply with the requirements of such law, to the extent required in connection with the exercise of the Warrants. The Company shall bear all expenses in connection with the filing of such forms.

         (c) Regulatory Requirements and Restrictions. In the event of any reasonable determination by any Warrantholder that, by reason of any existing or future federal or state law, statute, rule, regulation, guideline, order, court or administrative ruling, request or directive (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) (a "Regulatory Requirement"), such Warrantholder is effectively restricted or prohibited from holding its Warrant or the related Warrant Shares (including any shares of capital stock or other securities distributable to such Warrantholder in any merger, reorganization, readjustment or other reclassification), or otherwise realize upon or receive the benefits intended under its Warrant, the Company shall, and shall use its commercially reasonable efforts to have its shareholders, take such action as such Warrantholder may deem reasonably necessary to permit such Warrantholder to comply with such Regulatory Requirement. The costs of taking such action shall be shared equally by the Company, on the one hand, and the Warrantholders, on the other hand. Such action to be taken may include without limitation the Company's authorization of one or more new classes of capital stock for which such Warrant may be exercised or to make such modifications and amendments to the Charter Documents, this Agreement, the related Warrant or any other documents and instruments related to or executed in connection herewith or with the Warrants as may be deemed reasonably necessary by such Warrantholder. Such Warrantholder shall give written notice to the Company of any such determination and the action or actions necessary to comply with such Regulatory Requirement, which notice and determination shall be conclusive absent manifest error, and the Company shall take all commercially reasonable steps necessary to comply with such determination as expeditiously as possible.

         (d) Validly Issued Shares. The Company covenants that all shares of Common Stock that may be delivered upon exercise of each Warrant (including those issued pursuant to Section 7 hereof) shall upon delivery by the Company be duly authorized and validly issued, fully paid and nonassessable, free from all taxes, liens and charges with respect to the issue or delivery thereof and otherwise free of all other security interests, encumbrances and claims of any nature whatsoever.

         SECTION 7.  Adjustments to Exercise Price and Aggregate Number.

         Under certain conditions, the Aggregate Number is subject to adjustment as set forth in this Section 7. Upon each such adjustment of the Aggregate Number hereunder, the Exercise Price shall be adjusted by multiplying the Exercise Price then in effect by the Aggregate Number immediately prior to giving effect to such adjustment and dividing the product thereof by the Aggregate Number resulting from such adjustment. No adjustments shall be made under this Section 7 as a result of (i) the issuance of the Warrant Shares upon exercise of any Warrant, (ii) the issuance of restricted stock or options to purchase shares of Common Stock up to an aggregate amount of 15% of the Fully Diluted Common Stock pursuant to a stock option plan or plans approved by the Board of Directors of the Company, or the subsequent exercise of such options, or (iii) the issuance of $1,000,000 worth of Common Stock to William Miller.

         (a) Adjustments to Aggregate Number. The Aggregate Number, after taking into consideration any prior adjustments pursuant to this Section 7, shall be subject to adjustment from time to time as follows and, thereafter, as adjusted, shall be deemed to be the Aggregate Number hereunder.

         (i) Stock Dividends, Subdivisions and Combinations. In case at any time or from time to time the Company shall:

                  (A) take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend payable in, or other distribution of, Common Stock (a "Stock Dividend"),

                  (B) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, including without limitation by means of a stock split (a "Stock Subdivision"), or

                  (C) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock (a "Stock Combination"),

then the Aggregate Number in effect immediately prior thereto shall be (1) proportionately increased in the case of a Stock Dividend or a Stock Subdivision and (2) proportionately decreased in the case of a Stock Combination. In the event the Company shall declare or pay, without consideration, any dividend on the Common Stock payable in any right to acquire Common Stock for no consideration, then the Company shall be deemed to have made a Stock Dividend in an amount of shares equal to the maximum number of shares issuable upon exercise of such rights to acquire Common Stock.

         (ii) Other Distributions. In case at any time or from time to time the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive any dividend or other distribution (collectively, a "Distribution") of:

                  (A)  cash,

                  (B) any (x) evidences of its Indebtedness (other than Convertible Securities), (y) shares of its Capital Stock (other than additional shares of Common Stock or Convertible Securities) or (z) other securities or property of any nature whatsoever (other than cash), or

                  (C) any options, warrants or other rights to subscribe for or purchase any of the following: any (x) evidences of Indebtedness (other than Convertible Securities), (y) shares of its Capital Stock (other than additional shares of Common Stock or Convertible Securities) or (z) other securities or property of any nature whatsoever, then each Warrantholder shall be entitled to elect by written notice to the Company to receive (1) immediately and without further payment the cash, evidences of Indebtedness, stock, securities, other property, options, warrants and/or other rights (or any portion thereof) to which such Warrantholder would have been entitled by way of such Distribution as if such Warrantholder had exercised its Warrant(s) immediately prior to such Distribution or (2) upon the exercise of its Warrant(s) at any time on or after the taking of such record, the number of Warrant Shares to be received upon exercise of such Warrant(s) determined as stated herein and, in addition and without further payment, the cash, evidences of Indebtedness, stock, securities, other property, options, warrants and/or other rights (or any portion thereof) to which such Warrantholder would have been entitled by way of such Distribution and subsequent dividends and distributions through the date of exercise as if such Warrantholder (I) had exercised its Warrant(s) immediately prior to such Distribution and (II) had retained the Distribution in respect of the Common Stock and all subsequent dividends and distributions of any nature whatsoever in respect of any stock or securities paid as dividends and distributions and originating directly or indirectly from such Common Stock; provided, however, that in the case of a Distribution of the items listed in clauses (A), (B)(x),
(B)(z), (C)(x) or (C)(z), the Company, at its option, may adjust the Aggregate Number as follows: the Aggregate Number shall be increased by being multiplied by a fraction (i) the numerator of which shall be the Fair Market Value Per Share immediately prior to the record date for such Distribution and (ii) the denominator of which shall be the

Fair Market Value Per Share immediately prior to such record date less the fair market value per share of such Distribution.

         A reclassification of the Common Stock into shares of Common Stock and shares of any other class of stock shall be deemed a Distribution by the Company to the holders of its Common Stock of such shares of such other class of stock and, if the outstanding shares of Common Stock shall be changed into a larger or smaller number of shares of Common Stock as a part of such reclassification, such event shall be deemed a Stock Subdivision or Stock Combination, as the case may be, of the outstanding shares of Common Stock within the meaning of Section 7(a)(i) hereof.

         (iii) Issuance of Common Stock. If at any time or from time to time the Company shall (except as hereinafter provided in this Section 7(a)(iii)) issue or sell any additional shares of Common Stock for a consideration per share less than the Fair Market Value Per Share then, effective on the date specified below, the Aggregate Number shall be adjusted by multiplying (A) the Aggregate Number immediately prior thereto by (B) a fraction, the numerator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares of Common Stock, the number of shares of Common Stock issuable upon the conversion or exercise of options, warrants, rights or convertible securities (whether or not then exercisable), and the number of such additional shares of Common Stock so issued and the denominator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares of Common Stock, the number of shares of Common Stock issuable upon the conversion or exercise of options, warrants, rights or convertible securities (whether or not then exercisable), and the number of shares of Common Stock which the aggregate consideration for the total number of such additional shares of Common Stock so issued would purchase at the Fair Market Value Per Share. The date as of which the Fair Market Value Per Share shall be computed shall be the date of actual issuance of such additional shares of Common Stock.

         The provisions of this Section 7(a)(iii) shall not apply to any issuance of additional shares of Common Stock for which an adjustment is otherwise provided under Section 7(a)(i) hereof. No adjustment of the Aggregate Number shall be made under this Section 7(a)(iii) upon the issuance of any additional shares of Common Stock which are issued pursuant to (1) the exercise of any Warrant in whole or in part, (2) the exercise of other subscription or purchase rights or (3) the exercise of any conversion or exchange rights in any Convertible Securities, provided that for purposes of clauses (2) or (3) an adjustment shall previously have been made upon the issuance of such other rights or upon the issuance of such Convertible Securities (or upon the issuance of any warrants or other rights therefor) pursuant to Section 7(a)(iv) or (v) hereof.

         (iv) Warrants and Options. If at any time or from time to time the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a distribution of, or shall in any manner (whether directly, by assumption in a merger in which the Company is the surviving corporation and in which the shareholders of the Company immediately prior to the merger continue to own more than fifty percent (50%) of the Fully Diluted Common Stock immediately after the merger and for a period of at least one hundred eighty (180) days thereafter, or otherwise) issue or sell any warrants, options Fair Market Value Per Share immediately prior to the record date for such Distribution and (ii) the denominator of which shall be the or other rights to subscribe for or purchase (A) any shares of Common Stock or
(B) any Convertible Securities, whether or not the rights to subscribe, purchase, exchange or convert thereunder are immediately exercisable, and the consideration per share for which additional shares of Common Stock may at any time thereafter be issuable pursuant to such warrants, options or other rights or pursuant to the terms of such Convertible Securities shall be less than the Fair Market Value Per Share (determined on the date specified below), then the Aggregate Number shall be adjusted as provided in Section 7(a)(iii) hereof on the basis that (1) the maximum number of additional shares of Common Stock issuable pursuant to all such warrants, options or other rights or necessary to effect the conversion or exchange of all such Convertible Securities shall be deemed to have been issued as of the date of the determination of the Fair Market Value Per Share as hereinafter provided and (2) the aggregate consideration for such maximum number of additional shares of Common Stock shall be deemed to be the minimum consideration received and receivable by the Company for the issuance of such additional shares of Common Stock pursuant to the terms of such warrants, options or other rights or such Convertible Securities. For purposes of this Section 7(a)(iv), the effective date of such adjustment and the date as of which the Fair Market Value Per Share shall be computed shall be the earliest of (A) the date on which the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive any such warrants, options or other rights or (B) the date of actual issuance of such warrants, options or other rights.

         (v) Convertible Securities. If at any time or from time to time the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a distribution of or shall in any manner (whether directly, by assumption in a merger in which the Company is the surviving corporation and in which the shareholders of the Company immediately prior to the merger continue to own more than fifty percent (50%) of the Fully Diluted Common Stock immediately after the merger and for a period of at least one hundred eighty (180) days thereafter, or otherwise) issue or sell Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the consideration per share for the additional shares of Common Stock which may at any time thereafter be issuable pursuant to the terms of such Convertible Securities shall be less than the Fair Market Value Per Share (determined on the date specified below), then the Aggregate Number shall be adjusted as provided in Section 7(a)(iii) hereof on the basis that (1) the maximum number of additional shares of Common Stock necessary to effect the conversion or exchange of all such Convertible Securities shall be deemed to have been issued as of the date of the determination of the Fair Market Value Per Share as herein provided and (2) the aggregate consideration for such maximum number of additional shares of Common Stock shall be deemed to be the minimum consideration received and receivable by the Company for the issuance of such additional shares of Common Stock pursuant to the terms of such Convertible Securities. For purposes of this Section 7(a)(v), the effective date of such adjustment and the date as of which the Fair Market Value Per Share shall be computed shall be the earliest of (A) the date on which the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive any such Convertible Securities, or (B) the date of actual issuance of such Convertible Securities.

                  No adjustment of the Aggregate Number shall be made under this
Section 7(a)(v) upon the issuance of any Convertible Securities which are issued pursuant to the exercise of any warrants, options or other subscription or purchase rights if an adjustment shall previously have been made or if no such adjustment shall have been required upon the issuance of such warrants, options or other rights pursuant to Section 7(a)(iv) hereof.

                  (vi) Subsequent Adjustments. If at any time after any adjustment of the Aggregate Number shall have been made pursuant to Section 7(a)(iv) or (v) hereof on the basis of the issuance of warrants, options or other rights or the issuance of Convertible Securities, or after any new adjustments of the Aggregate Number shall have been made pursuant to this
Section 7(a)(vi),

                           (A) such warrants, options or rights or the right of
                  conversion or exchange in such Convertible Securities shall expire, and a portion of such warrants, options or rights, or the right of conversion or exchange in respect of a portion of such Convertible Securities, as the case may be, shall not have been exercised prior to such expiration, and/or

                           (B) in the case of adjustments made pursuant to
                  Section 7(a)(iv) or (v), the consideration per share for which shares of Common Stock are issuable pursuant to such warrants, options or rights or the terms of such Convertible Securities shall be irrevocably increased solely by virtue of provisions therein contained for an automatic increase in such consideration per share upon the arrival of a specified date or the happening of a specified event, such previous adjustment shall be rescinded and annulled and the additional shares of Common Stock which were deemed to have been issued by virtue of the computation made in connection with such adjustment shall no longer be deemed to have been issued by virtue of such computation. Simultaneously therewith, a recomputation shall be made of the effect of such warrants, options or rights or Convertible Securities on the determination of the Aggregate Number, which shall be made on the basis of:

                           (1) treating the number of additional shares of Common Stock, if any, theretofore actually issued or issuable pursuant to the previous exercise of such warrants, options or rights or such right of conversion or exchange as having been issued on the date or dates of such exercise and, in the case of a recomputation of a calculation originally made pursuant to Section 7(a)(iv) or (v), for the consideration actually received and receivable therefor, and

                           (2) in the case of a recomputation of a calculation originally made pursuant to Section 7(a)(iv) or (v), treating any such warrants, options or rights or any such Convertible Securities which then remain outstanding as having been granted or issued immediately after the time of such irrevocable increase of the consideration per share for which shares of Common Stock are issuable under such warrants, options or rights or Convertible Securities;

         and, if and to the extent called for by the foregoing provisions of
         Section 7(a)(vi) on the basis aforesaid, a new adjustment of the Aggregate Number shall be made, such new adjustment shall supersede the previous adjustment so rescinded and annulled.

         (vii) Miscellaneous. The following provisions shall be applicable to the making of adjustments of the Aggregate Number provided above in this Section 7(a):

                           (A) To the extent that no adjustment shall have been
                  previously made pursuant to this Section 7, the sale or other disposition of any issued shares of Common Stock owned or held by or for the account of the Company or any of its Subsidiaries shall be deemed an issuance thereof for the purposes of this Section 7(a).

                           (B) (1) To the extent that any additional shares of
                  Common Stock or any Convertible Securities or any warrants, options or other rights to subscribe for or purchase any additional shares of Common Stock or any Convertible Securities (a) are issued solely for cash consideration, the consideration received by the Company therefor shall be deemed to be the amount of the cash received by the Company therefor,
                  (b) are offered by the Company for subscription, the consideration received by the Company shall be deemed to be the subscription price, or (c) are sold to underwriters or dealers for public offering, the consideration received by the Company shall be deemed to be the public offering price. To the extent that such issuance shall be for a consideration other than cash, or partially for cash and partially for other consideration, then, except as otherwise expressly provided herein, the amount of such consideration shall be deemed to be the fair market value of such consideration (plus, if applicable, the amount of such cash), at the time of such issuance, determined in the manner set forth in Section 7(d)(ii).

                           (2) In case any additional shares of Common Stock or
                  any Convertible Securities or any warrants, options or other rights to subscribe for or purchase such additional shares of Common Stock or Convertible Securities shall be issued in connection with any merger in which the Company is the survivor and issues any securities, the amount of consideration therefor shall be deemed to be the fair market value of such additional shares of Common Stock, Convertible Securities, warrants, options or other rights, as the case may be, determined in the manner set forth in Section 7(d)(i). In the event of any consolidation or merger of the Company in which the Company is not the surviving corporation, any acquisition of the capital stock of the Company by means of a share exchange, or any sale of all or substantially all the assets of the Company for stock or other securities of any corporation, the Company shall be deemed to have issued a number of additional shares of common stock or securities of the other corporation computed on the basis of the actual exchange ratio on which the transaction was predicated and the consideration received for such issuance shall be equal to the fair market value on the date of such transaction of such stock or securities of the other corporation determined in the manner set forth in Section 7(d)(i).

                           (3) The consideration for an shares of Common Stock
                  issuable pursuant to the terms of any Convertible Securities shall be equal to (a) the consideration received by the Company for issuing any warrants, options or other rights to subscribe for or purchase such Convertible Securities, plus
                  (b) the consideration paid or payable to the Company in respect of the subscription for or purchase of such Convertible Securities, plus (c) the consideration, if any, payable to the Company upon the exercise of the right of conversion or exchange of such Convertible Securities.

                           (4) In case of the issuance at any time of any
                  additional shares of Common Stock or Convertible Securities in payment or satisfaction of any dividends upon any class of stock other than Common Stock, the Company shall be deemed to have received for such additional shares of Common Stock or Convertible Securities a consideration equal to the amount of such dividend so paid or satisfied.

                           (C) The adjustments required by the preceding
                  paragraphs of this Section 7(a) shall be made whenever and as often as any specified event requiring an adjustment shall occur, except that no adjustment of the Aggregate Number that would otherwise be required shall be made (except in the case of a Stock Subdivision or Stock Combination, as provided for in Section 7(a)(i) hereof) unless and until such adjustment either by itself or with other adjustments not previously made adds or subtracts at least one-tenth of a percent (0.1%) to or from the Aggregate Number immediately prior to the making of such adjustment. Any adjustment representing a change of less than such minimum amount (except as aforesaid) shall be carried forward and made as soon as such adjustment, together with other adjustments required by this Section 7(a) and not previously made, would result in a minimum adjustment. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.

                           (D) In computing adjustments under this Section 7(a),
                  fractional interests in Common Stock shall be taken into account to the nearest one-hundredth (0.01) of a share.

                           (E) If the Company shall take a record of the holders
                  of its Common Stock for the purpose of entitling them to receive a dividend or distribution or subscription or purchase rights and shall, thereafter and before the distribution to shareholders thereof, legally abandon its plan to pay or deliver such dividend, distribution, subscription or purchase rights, then no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled. Furthermore, if any Warrantholder shall have exercised any Warrants between such record date and the date on which the Company shall have abandoned such plan, any shares of Common Stock received by such Warrantholder as a result of an adjustment with respect to such plan shall be deemed cancelled and shall be promptly returned to the Company.

         (b) Changes in Common Stock. In case at any time the Company shall initiate any transaction or be a party to any transaction (including, without limitation, a merger, consolidation, share exchange, sale, lease or other disposition of all or substantially all of the Company's assets, liquidation, recapitalization or reclassification of the Common Stock) in connection with which the previous Fully Diluted Common Stock shall be changed into or exchanged for different securities of the Company or capital stock or other securities of another corporation or interests in a non-corporate entity or other property (including cash) or any combination of the foregoing (each such transaction, a "Transaction"), then, as a condition of the consummation of the Transaction, lawful, enforceable and adequate provision shall be made so that each Warrantholder shall be entitled to elect by written notice to the Company to receive (i) a new warrant in form and substance similar to, and in exchange for, its Warrant(s) or (ii) upon exercise of its Warrant(s) at any time on or after the consummation of the Transaction, in lieu of the Warrant Shares issuable upon such exercise prior to such consummation, the securities or other property (including cash) to which such Warrantholder would have been entitled upon consummation of the Transaction if such Warrantholder had exercised its Warrant(s) immediately prior thereto (subject to adjustments from and after the consummation date as nearly equivalent as possible to the adjustments provided for in this Section 7). The Company will not effect any Transaction unless concurrently with the consummation thereof each corporation or other entity (other than the Company) which may be required to deliver any new warrant, securities or other property as provided herein shall assume, by written instrument delivered to such Warrantholder, the obligation to deliver to such Warrantholder such new warrant, securities or other property as in accordance with the foregoing provisions such Warrantholder may be entitled to receive and such corporation or entity shall have similarly delivered to such Warrantholder, if reasonably requested by such Warrantholder, an opinion of counsel for such corporation or entity, reasonably satisfactory to such Warrantholder, which opinion shall state that all of the terms of the new warrant or the original Warrant shall be enforceable against the Company and such corporation or entity in accordance with the terms hereof and thereof, together with such other matters as such Warrantholder may reasonably request. The foregoing provisions of this Section 7(b) shall similarly apply to successive Transactions.

         (c) Other Action Affecting Common Stock. In case at any time or from time to time the Company shall take any action of the type contemplated in
Section 7(a) or (b) hereof but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then, unless in the opinion of the Board of Directors such action will not have a material adverse effect upon the rights of any Warrantholder (taking into consideration, if necessary, any prior actions which the Board of Directors deemed not to materially adversely affect the rights of any Warrantholder), the Aggregate Number shall be adjusted in such manner and at such time as the Board of Directors of the Company may in good faith determine to be equitable in the circumstances.

         (d) Notices.

                  (i) Notice of Proposed Actions. In case the Company shall propose (A) to pay any dividend payable in stock of any class to the holders of its Common Stock or to make any other distribution to the holders of its Common Stock, (B) to offer to the holders of its Common Stock rights to subscribe for or to purchase any Convertible Securities or additional shares of Common Stock or shares of stock of any class or any other securities, warrants, rights or options, (C) to effect any reclassification of its Common Stock, (D) to effect any recapitalization, stock subdivision, stock combination or other capital reorganization, (E) to effect any consolidation or merger, share exchange, or sale, lease or other disposition of all or substantially all of its property, assets or business or (F) to effect the liquidation, dissolution or winding up of the Company, then in each such case the Company shall give to each Warrantholder written notice of such proposed action, which shall specify the date on which a record is to be taken for the purposes of such stock dividend, distribution or rights, or the date on which such reclassification, reorganization, consolidation, merger, share exchange, sale, transfer, disposition, liquidation, dissolution or winding up is to take place and the date of participation therein by the holders of Common Stock, if any such date is to be fixed, or the date on which the transfer of Common Stock is to occur, and shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action on the Common Stock and on the Aggregate Number after giving effect to any adjustment which will be required as a result of such action. Such notice shall be so given in the case of any action covered by clause
         (A) or (B) above at least fifteen (15) days prior to the record date for determining holders of the Common Stock for purposes of such action and, in the case of any other such action, at least fifteen (15) days prior to the earlier of the date of the taking of such proposed action or the date of participation therein by the holders of Common Stock.

                  (ii) Adjustment Notice. Whenever the Aggregate Number is to be adjusted pursuant to this Section 7, unless otherwise agreed by the Required Warrantholders, the Company shall forthwith obtain a certificate signed by the chief financial officer of the Company, setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment is to be calculated. The certificate shall set forth, if applicable, a description of the basis on which the Board of Directors determined, as applicable, the Fair Market Value Per Share, the fair market value of any evidences of Indebtedness, shares of stock, other securities, warrants, other subscription or purchase rights, or other property or any adjustment under Section 7(b) or (c) hereof, the new Aggregate Number and, if applicable, any new securities or property to which each respective Warrantholder is entitled. The Company shall promptly cause a copy of such certificate to be delivered to each Warrantholder. In the case of any determination of Fair Market Value Per Share, such certificate shall be delivered to the Warrantholders within the time period set forth in the definition of Fair Market Value Per Share and the Required Warrantholders may object thereto as provided therein, and any disputes shall be resolved in accordance with the procedure set forth in such definition (including, without limitation, with respect to the allocation of fees and expenses). In the case of any other determination of fair market value, Warrantholders may object to the determination in such certificate by giving written notice within fifteen (15) Business Days of the receipt of such certificate and, thereafter, any disputes shall be resolved in accordance with the procedure set forth in the definition of Fair Market Value (including, without limitation, with respect to the allocation of fees and expenses). The Company shall keep at its Principal Office copies of all such certificates and cause the same to be available for inspection at said office during normal business hours by any Warrantholder or any prospective purchaser of a Warrant (in whole or in part) if so designated by a Warrantholder.



         SECTION 8. No Dilution or Impairment.

         The Company will not, by amendment of its Charter Documents or through any reorganization, recapitalization, transfer of assets, consolidation, merger, share exchange, dissolution or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of any Warrant, including without limitation the adjustments required under Section 7 hereof, and will at all times in good faith assist in the carrying out of all such terms and in taking of all such action as may be necessary or appropriate to protect the rights of the Warrantholder against dilution or other impairment. Without limiting the generality of the foregoing and notwithstanding any other provision of any Warrant to the contrary (including by way of implication), the Company
(a) will not increase the par value of any shares of Common Stock receivable on the exercise of any Warrant above the amount payable therefor on such exercise and (b) will take all such corporate action as may be necessary or appropriate so that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock on the exercise of any Warrant.

         SECTION 9. Transfers of the Warrant.

         (a) Transfer and Exchanges. The Company shall initially record each Warrant on a register to be maintained by the Company with its other stock books and, subject to Section 9(b) hereof and the provisions of the Stockholders Agreement, from time to time thereafter shall record a transfer of each Warrant on such register when such Warrant is: (i) surrendered for transfer in accordance with the terms hereof, (ii) properly endorsed and accompanied by appropriate instructions, and (iii) accompanied by payment in cash or by check, bank draft or money order payable to the order of the Company, in United States currency, of an amount equal to any stamp or other tax or governmental charge or fee required to be paid in connection with the transfer thereof. Upon any such transfer, a new Warrant or Warrants shall be issued to the transferee and the affected Warrantholder (in the event that such Warrant is only partially transferred) and the surrendered Warrant shall be canceled. Each such transferee shall succeed to all of the rights of the transferring Warrantholder under this Agreement or in the event that such Warrant is only partially transferred, the transferring Warrantholder and such transferee shall, simultaneously, hold rights hereunder in proportion to their respective Percentage Interests. Each Warrant may be exchanged at the option of a Warrantholder, when surrendered at the Principal Office of the Company, for another Warrant or other Warrants of like tenor and representing in the aggregate the right to purchase a like number of shares of Common Stock, subject to adjustment as more fully set forth herein.

         (b) Transfers Subject to Securities Laws; Stockholders Agreement. Subject to the restrictions set forth in this Section 9 and the Stockholders Agreement, each Warrantholder may at any time and from time to time freely transfer its Warrant and the Warrant Shares in whole or in part. No Warrant has been, and the Warrant Shares at the time of their issuance may not be, registered under the Securities Act, and, except as provided in the Stockholders Agreement or the Rights Agreement, nothing herein contained shall be deemed to require the Company to so register any Warrant or Warrant Shares. The Warrants and the Warrant Shares are issued or issuable subject to the provisions and conditions contained herein and in the Purchase Agreement, and every Warrantholder by accepting any Warrant agrees with the Company to such provisions and conditions, and represents to the Company that such Warrant has been acquired and the Warrant Shares will be acquired for the account of such Warrantholder for investment and not with a view to or for sale in connection with any distribution thereof.

         (c) Restrictive Securities Legend. Each certificate representing the shares of Common Stock issued upon the exercise of any Warrant shall bear the restrictive legend set forth below:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE. NO TRANSFER, SALE OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE UNLESS A REGISTRATION STATEMENT WITH RESPECT TO THIS CERTIFICATE HAS BECOME EFFECTIVE UNDER SUCH ACT AND SUCH REGISTRATION OR QUALIFICATION AS MAY BE NECESSARY UNDER THE SECURITIES LAWS OF ANY STATE HAS BECOME EFFECTIVE, OR THE COMPANY HAS BEEN FURNISHED WITH AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED. NEITHER THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER FEDERAL OR STATE REGULATORY AUTHORITY HAS PASSED ON OR ENDORSED THE MERITS OF THESE SECURITIES."

         SECTION 10. Option to Put.

         (a) Put Rights. Notwithstanding any other provision of this Agreement or any Warrant, the Required Warrantholders may elect by giving the Company written notice thereof pursuant to Section 11(a) hereof, at any one time after the occurrence of a Put Event (as defined in Section 10(b) hereof) and prior to the Expiration Date, to sell to the Company, and the other Warrantholders may then also sell to the Company (at a price established pursuant to Section 11(b) hereof), all or any part of their respective Warrants and Warrant Shares (collectively, the "Warrant Securities") and the Company shall be required to purchase such Warrant Securities in accordance with, and subject to, the terms hereof and Section 11 hereof; provided, however, that if any Warrantholder exercises its put right hereunder for less than all of its Warrants or Warrant Shares, it shall have no further put rights hereunder with respect to the remaining Warrants or Warrant Shares.

         (b) Put Events. The right of each Warrantholder to require the Company to purchase the Warrant Securities under Section 10(a) hereof shall be exercisable upon or at any time after the occurrence of any of the following events or circumstances (each a "Put Event"):

                  (i) November 19, 2005;

                  (ii) the occurrence of a Change of Control; or

                  (iii) the dissolution, winding-up o liquidation of the Company or Healthcare, or the sale of all or substantially all of the assets of the Company or Healthcare.

         SECTION 11. Manner of Redemption.

         (a) Put Notice. Each Warrantholder that desires to participate in the put option under Section 10 to put all or any part of its Warrant Securities to the Company shall give notice to the Company at its Principal Office of such exercise (the "Put Notice") not less than thirty (30) nor more than sixty (60) days prior to the date set forth in the notice as the date fixed for redemption (the "Redemption Date"). All Put Notices shall set forth the Redemption Date and the Warrant Securities to be redeemed.

         (b) Redemption Price. The purchase price (the "Redemption Price") of the Warrant Securities to be redeemed by the Company hereunder shall be calculated as of the date of the Put Notice and shall be equal to:

                  (i) in the case of each Warrant, the product of (A) the difference of (1) the Put Price Per Share (defined below) minus (2) the Exercise Price then in effect multiplied by (B) that number of Warrant Shares being put; and

                  (ii) in the case of any Warrant Shares issued upon exercise of a Warrant, the product of (A) the Put Price Per Share multiplied by (B) that number of Warrant Shares to be redeemed.

         (c) Put Price Per Share. The "Put Price Per Share" shall mean an amount equal to the highest of:

                  (i) the Fair Market Value Per Share; and

                  (ii) the book value of stockholders equity of the Company determined as of the end of the month immediately preceding the Redemption Date in accordance with generally accepted accounting principles divided by the Fully Diluted Common Stock.

         (d) Closing. On the Redemption Date, the holders o the Warrant Securities to be redeemed shall surrender such Warrant Securities to the Company at its Principal Office or such other place as may be set forth in the Put Notice on tender by the Company of the Redemption Price in cash or other immediately available funds. Payment of the Redemption Price shall only be out of Legally Available Funds. At the request of the Warrantholders holding a majority of the Warrant Securities to be redeemed (the "Majority Exercising Warrantholders"), the Company will deliver to the holders of the Warrant Securities to be redeemed, at the Company's expense, a certificate of the Company's chief financial officer in form and substance reasonably acceptable to such holders to the effect that such payment is being made out of Legally Available Funds. In the event any appraisal to be conducted in connection with the determination of Fair Market Value Per Share has not been completed five (5) Business Days prior to the Redemption Date, the Redemption Date shall be postponed until five (5) Business Days after the completion of such appraisal.

         (e) No Restrictive Agreements; Legally Available Funds.


                  (i) Covenant Not to Impair Put Rights. Until such time as the Company has paid in full all principal of and interest and premium on the Notes, and all other amounts due under the Purchase Agreement and the Notes, the Company covenants and agrees that it shall not, without the prior written consent of the Required Warrantholders, enter into or agree to become subject to any term, condition, provision or agreement (including an amendment to an existing agreement) that would restrict in any way the performance of the Company's obligations under this
         Section 11 or the availability of Legally Available Funds with which to perform such obligations, except for any such terms, conditions, provisions or agreements permitted under the Purchase Agreement and the Senior Loan Agreement. The Company represents to each Warrantholder that the Company is not subject to or bound by any such term, condition, provision or agreement as of the date hereof, except as set forth in the Senior Loan Agreement and the Purchase Agreement.

                  (ii) Remedial Action. Upon receipt of a Put Notice, if the Company believes that at the time of the Redemption Date the Company would not have sufficient Legally Available Funds to perform its obligations under this Section 11, then the Company shall promptly use all commercially reasonable efforts to cause such Legally Available Funds to become available, including, without limitation, by increasing any such funds, in any manner permitted or contemplated by the General Corporation Law of the State of Delaware, as amended, or any comparable provision of any succeeding law or obtaining relief from any contractual restriction in order to make the required payments. If, notwithstanding the Company's commercially reasonable efforts pursuant hereto, the Company is unable to fulfill its obligations under this
         Section 11 because of insufficient Legally Available Funds, the Company shall give prompt written notice thereof to each holder of Warrant Securities specifying in reasonable detail the nature thereof and the extent, if any, to which the Company would be able to fulfill its obligations under this Section 11, and, in the case of a restriction caused by any term, condition or provision of the Senior Loan Agreement, the nature of the term, condition or provision which would be breached and, if such term, condition or provision is a financial covenant, a computation of the amounts or ratios setting forth the deficiencies with respect to such covenant, such computation to be certified by the chief financial officer of the Company.

                  (iii) Warrantholder Options. Upon receipt o notice from the Company as provided in Section 11(e)(ii), the Required Warrantholders may elect pursuant to written notice given thereby to the Company: (A) that each Warrantholder's put rights pursuant to the Put Notice shall remain exercised and the Redemption Date shall be deferred until the first five (5) Business Days after there are sufficient Legally Available Funds to effect such redemption; provided, that, as and to the extent that there are sufficient Legally Available Funds to effect such redemption, the Company shall promptly make partial payments of the Redemption Price to the holders of Warrant Securities to be redeemed, in which case there shall be a series of redemptions, each of which shall take place not more than five (5) Business Days after there are sufficient Legally Available Funds to effect such redemption to an extent that would permit such partial payments of the Redemption Price in increments of not less than Twenty-Five Thousand Dollars ($25,000) ("Partially Available Funds"); provided, further, that the Required Warrantholders, in their sole and absolute discretion, may require the Company to issue a promissory note, in form and substance reasonably satisfactory to the Required Warrantholders, to the order of the holders of Warrant Securities to be redeemed, bearing interest at a per annum rate equal to the prime rate of leading money center banks as quoted in The Wall Street Journal plus three hundred basis points (3.00%) compounded semi-annually, to the extent that payment in such form rather than in cash would not result in insufficient Legally Available Funds; provided, further, that (I) the issuance of any such promissory notes shall not be required if such issuance would violate, conflict with or result in the breach of any of the terms and conditions of, otherwise cause the termination of or give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, the Senior Loan Agreement, the Purchase Agreement or any other contract, agreement, indenture, note, bond, loan, instrument, lease or other written arrangement in respect of Indebtedness to which the Company or any of its Subsidiaries is a party or by or to which the Company or any of its Subsidiaries or any of their properties is or may be bound or subject, (II) such promissory notes shall not provide for the payment of cash interest prior to six months following the maturity date of the Senior Loan Agreement (determined at the time such promissory notes are issued), (III) if such promissory notes are issued and the payment of interest due in cash would violate, conflict with or result in the breach of any of the terms and conditions of, otherwise cause the termination of or give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, the Senior Loan Agreement, the Purchase Agreement or any other contract, agreement, indenture, note, bond, loan, instrument, lease or other written arrangement in respect of Indebtedness to which the Company or any of its Subsidiaries is a party or by or to which the Company or any of its Subsidiaries or any of their properties is or may be bound or subject, then such interest when due shall be payable by the issuance of additional promissory notes substantially identical to the promissory notes in respect of which such interest is due, and (IV) the maturity date of such promissory notes will be no earlier than six (6) months following the maturity date of the Senior Loan Agreement (determined at the time such promissory notes are issued) or (B) the exercise of the put rights pursuant to Section 10(a) shall be rescinded in whole or in part at the option of the Majority Exercising Warrantholders (with the result that the Majority Exercising Warrantholders may require the Company to redeem the Warrant Securities at any time thereafter until the later of (1) the Expiration Date or
         (2) eighteen (18) months after the date the Majority Exercising Warrantholders give notice to rescind the exercise of such put rights). Notwithstanding the limitation set forth in clause (IV) of the prior sentence, such promissory notes may contain provisions providing for the immediate payment of all obligations thereunder after the later to occur of (x) payment in full of all Senior Indebtedness then due and payable and the expiration or termination of all letters of credit and commitments under the Senior Loan Agreement and (y) payment in full of all Indebtedness arising under the Purchase Agreement; provided, that at such time sufficient funds of the Company are available for such payment as required under Sections 151 and 160 of the General Corporation Law of the State of Delaware, as amended, or any comparable provision of any succeeding law; and provided, further, that the Company shall use all commercially reasonable efforts to cause any such funds to become available including without limitation by increasing any such funds in any manner permitted or contemplated by the General Corporation Law of the State of Delaware, as amended, or any comparable provision of any succeeding law.

         SECTION 12. Call Option.

         (a) Option to Purchase. Subject to the provisions of the Purchase Agreement and the Senior Loan Agreement, on and after November 19, 2006, the Company shall be entitled to purchase from the holders of Warrant Securities, as a whole but not in part, all Warrant Securities then outstanding at a purchase price equal to the then applicable Redemption Price as calculated pursuant to
Section 11(c). Each holder of Warrant Securities shall be required under this
Section 12 to sell its Warrant Securities, in whole but not in part, upon the delivery to such holder by the Company of written notice evidencing the Company's desire to purchase such Warrant Securities. Each holder of Warrant Securities shall deliver its Warrant Securities to the Company, properly assigned or endorsed, at the closing therefor held within ten (10) Business Days after the Company's notice against payment therefor made in cash or other immediately available funds.

         (b) Look-back Period. If at any time within one (1 year after the repurchase of the Warrant Securities under this Section 12, the Company or its shareholders consummate one or more transactions of the type described in
Section 10(b)(ii) or (iii), then the Company shall make or cause to be made, simultaneously with the consummation of any such transaction or at such later time as any payment in cash, securities or other property is received by the Company or its shareholders or any Subsidiary of the Company, an additional payment to the holders of Warrant Securities in an amount per share, for each share purchased pursuant to this Section 12, equal to the amount, if any, by which the value per share of the cash, securities or other property received by the Company or its shareholders (the "Per Share Proceeds") in such transaction exceeds the payment per share received by the holders of Warrant Securities pursuant to Section 12(a) (net, in both cases, of direct costs, including, without limitation, legal, accounting, consulting, investment banking fees and sales commissions, and taxes paid or payable as a result thereof). Each additional payment to the holders of Warrant Securities shall be made either in cash or in the form of the securities or other property received by the Company or its shareholders in connection with the transaction described above.

         (c) Per Share Proceeds. The Per Share Proceeds received in connection with such transaction shall be determined without deduction for any expenses of the transaction except for reasonable attorneys and accountants' fees and, in the case of an underwritten public offering, the underwriting discounts and commissions and shall be equal to:

                  (i) in the case of a Public Offering, the highest price per share received by the Company or any holders of its capital stock;

                  (ii) in the case of a sale of assets of the Company, the amount that would be distributed by the Company per share of Fully Diluted Common Stock, on the assumption that all of the assets of the Company remaining after the payment of or provision for the liabilities of the Company would be distributed by the Company to the holders of its capital stock in full redemption thereof;

                  (iii) in the case of a liquidation, merger, consolidation or share exchange or a sale of stock in which the shareholders of the Company receive cash, the cash per share of Fully Diluted Common Stock to be received; or

                  (iv) in the case of a liquidation, merger, consolidation or share exchange or a sale of stock for a consideration other than cash, on the basis of the fair market value of such other consideration determined by the Board of Directors of the Company in good faith.

         SECTION 13. Limit on Grant of Other Put or Redemption Rights.

         The Company covenants and agrees that from the date hereof, so long as any Warrantholder holds a Warrant or any Warrant Shares in respect of which any put rights provided for in Sections 10 and 11 have not terminated, the Company shall not grant, directly or indirectly, to any Person or agree to otherwise become obligated in respect of (a) any rights to require the Company to purchase or redeem securities of the Company at any time before May 19, 2006 upon the demand of any Person or (b) rights in the nature or substantially in the nature of those set forth in Sections 10 and 11 hereof, if such rights are, or could under any circumstances become, exercisable before May 19, 2006; in each case, without the prior written consent of the Required Warrantholders. The Company represents and warrants to each Warrantholder that, as of the date hereof, there are no agreements granting any such rights to any Person.

         SECTION 14. Survival of Provisions.

         Notwithstanding the full exercise by any Warrantholder o its rights to purchase Common Stock, the provisions of this Agreement and each Warrant shall survive such exercise and the Expiration Date until such time as the rights of the Required Warrantholders to have the Company redeem all Warrant Securities held by each Warrantholder have expired or been fully exercised.

         SECTION 15. Delays, Omissions and Indulgences.

         No delay or omission to exercise any right, power or remedy accruing to any Warrantholder upon any breach or default of the Company hereunder or under any Warrant shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on any Warrantholder's part of any breach or default hereunder or under any Warrant, or any waiver on any Warrantholder's part of any provisions or conditions hereof or of any Warrant must be in writing and that all remedies, either hereunder, under any Warrant or by law or otherwise afforded to the Warrantholders, shall be cumulative and not alternative.

         SECTION 16. Rights of Transferees.

         The rights granted to the Warrantholders hereunder and under each Warrant shall pass to and inure to the benefit of all subsequent transferees of all or any portion of a Warrant (provided that each Warrantholder and any transferee shall hold such rights in proportion to their respective ownership of the Warrants and Warrant Shares) until extinguished pursuant to the terms hereof.

         SECTION 17. Captions.

         The titles and captions of the Sections and other provisions hereof are for convenience of reference only and are not to be considered in construing this Agreement.

         SECTION 18. Notices.

         All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopy, overnight courier service or personal delivery:

                  (a)      if to the Company:

                           AMN Holdings, Inc.
                           12235 El Camino Real
                           Suite 200
                           San Diego, CA 92130
                           Attention: Diane K. Stumph
                           Telecopy: (858) 792-0299


                           with a copy to:

                           Haas Wheat & Partners, L.P.
                           300 Crescent Court
                           Suite 1700
                           Dallas, TX 75201
                           Attention: Douglas D. Wheat

                           Telecopy: (214) 871-8316

                  (b) if to any Warrantholder, to the respective address set forth on the corporate records of the Company.

         All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial overnight courier service; five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is acknowledged, if telecopied.

         SECTION 19.  Successors and Assigns.

         This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that the Company shall have no right to assign its rights, or to delegate its obligations, hereunder without the prior written consent of each Warrantholder.

         SECTION 20.  Severability.

         If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

         SECTION 21.  Governing Law.

         THIS AGREEMENT AND EACH WARRANT IS TO BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK AND WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW OF SUCH STATE.

         SECTION 22.  Entire Agreement; Amendment.

         This Agreement, the Warrant and the Purchase Agreement are intended by the parties as a final expression of their agreement and are intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. Except as otherwise expressly provided in this Agreement, any provision of this Agreement or of any Warrant may be amended or modified only by an instrument in writing signed by the Company and the Required Warrantholders.

         SECTION 23.  Rules of Construction.

         Unless the context otherwise requires "or" is not exclusive, and references to sections or subsections refer to sections or subsections of this Agreement. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

                                     * * *

         IN WITNESS WHEREOF, each party hereto has caused this Agreement to be duly executed as of the date first above written.

                             AMN HOLDINGS,  INC.

                             By: /s/ Steven C. Francis
                                 ------------------------------------------
                                 Name: Steven C. Francis
                                       ------------------------------------
                                 Title: Chief Executive Officer, President,
                                        Secretary and Treasurer
                                        -----------------------------------


                             BANCAMERICA CAPITAL INVESTORS SBIC I, L.P.

                             By:  BANCAMERICA CAPITAL
                                  MANAGEMENT SBIC I, LLC, its general partner

                             By:  BANCAMERICA CAPITAL
                                  MANAGEMENT I L.P., its sole member

                             By:  BACM I GP, LLC, its general partner

                                     By: /s/ Walker L. Poole
                                         ----------------------------------
                                              Walker L. Poole
                                              Managing Director

                                    EXHIBIT A



                                 FORM OF WARRANT

         THIS COMMON STOCK PURCHASE WARRANT AND THE SHARES THAT MAY BE PURCHASED HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER THE SECURITIES LAWS OF ANY STATE. THIS COMMON STOCK PURCHASE WARRANT HAS BEEN ACQUIRED FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO DISTRIBUTION, AND THIS COMMON STOCK PURCHASE WARRANT AND THE SHARES THAT MAY BE PURCHASED HEREUNDER MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AND REGISTRATION OR QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL THAT THE PROPOSED TRANSACTION DOES NOT VIOLATE THE SECURITIES ACT OF 1933, AND APPLICABLE STATE SECURITIES LAWS.

         THIS WARRANT IS SUBJECT TO THE TERMS OF A NOTE AND WARRANT PURCHASE AGREEMENT, DATED AS OF NOVEMBER 19, 1999, BY AND BETWEEN AMN HOLDINGS, INC. AND BANCAMERICA CAPITAL INVESTORS SBIC I, L.P. (AS AMENDED OR OTHERWISE MODIFIED, THE "NOTE PURCHASE AGREEMENT").


                               AMN HOLDINGS, INC.

                          COMMON STOCK PURCHASE WARRANT

                                  Number _____


         THIS IS TO CERTIFY that [____________________], and its transferees, successors and assigns (the "Warrantholder"), for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, is entitled to purchase from AMN HOLDINGS, INC., a Delaware corporation (the "Company"), at a price per share equal to the Exercise Price, [__] shares of the fully paid and nonassessable Common Stock of the Company, subject to the terms and conditions of the Warrant Agreement, dated as of November 19, 1999 (as amended or otherwise modified, the "Warrant Agreement"), between the Company and the other parties thereto. The number of shares of Common Stock subject to this Warrant is subject to adjustment or reduction as set forth in Section 7 of the Warrant Agreement. Capitalized terms used herein shall have the meanings ascribed to such terms in Section 1 of the Warrant Agreement.

         Payment of the Exercise Price may be made as set forth in Section 3 of the Warrant Agreement.

         If this Warrant is not exercised on or before 5:00 p.m., San Diego, California time on the Expiration Date, this Warrant shall become void and all rights hereunder shall cease as of such time, except as provided in the Warrant Agreement.

         This Warrant is one of the Warrants issued pursuant to the Warrant Agreement and is subject to, and entitled to the benefits of, all of the terms, provisions and conditions of the Warrant Agreement, which Warrant Agreement is hereby incorporated by reference herein and made a part hereof. The Warrant Agreement sets forth a full description of the rights, limitations of rights, obligations, duties and immunities of the Company and the Warrantholder with respect to this Warrant. Copies of the Warrant Agreement are on file at the Principal Office of the Company.

         IN WITNESS WHEREOF, the Company has caused this Warrant to be signed in its name by its duly authorized officer, as of the ___ day of [______________].

                                            AMN HOLDINGS, INC.


                                            By:
                                               ---------------------------------
                                                 Name:
                                                 Title:

                                    EXHIBIT B

                           FORM OF NOTICE OF EXERCISE

                                                         _________________, ____

To:      AMN Holdings, Inc.
         12235 El Camino Real
         Suite 200
         San Diego, CA  92130
         Attention: Diane K. Stumph
         Telecopy:  (858) 792-0299



         1. The undersigned, pursuant to the provisions of the attached Warrant, hereby elects to exercise such Warrant with respect to ________ shares of Common Stock (the "Exercise Amount"). Capitalized terms used but not otherwise defined herein have the meanings ascribed thereto in the attached Warrant.

         2. The undersigned herewith tenders payment for such shares in the following manner (please check type, or types, of payment and indicate the portion of the Exercise Price to be paid by each type of payment):

                           ____     Exercise for Cash
                           ____     Cashless Exercise

         3. Please issue a certificate or certificates representing the shares issuable in respect hereof under the terms of the attached Warrant, as follows:

                                    ____________________________________________
                                    (Name of Record Warrantholder/Transferee)

and deliver such certificate or certificates to the following address:

                                     ___________________________________________

                                     ___________________________________________

                                     ___________________________________________

                                    (Address of Record Warrantholder/Transferee)

         4. The undersigned represents that the aforesaid shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares.

         5. If the Exercise Amount is less than all of the shares of Common Stock purchasable hereunder, please issue a new warrant representing the remaining balance of such shares, as follows:

                                    ____________________________________________
                                    (Name of Record Warrantholder/Transferee)

and deliver such warrant to the following address:


                                    ____________________________________________

                                    ____________________________________________

                                    ____________________________________________
                                    (Address of Record Warrantholder/Transferee)


         In witness whereof, the undersigned Warrantholder has caused this Notice of Exercise to be executed as of this _____ day of __________, ______.

                                    ____________________________________________
                                            (Name of Warrantholder)



                                    By:_________________________________________